Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Post Effective Amendment No.2 to the Registration Statement on Form F-4 of our report dated March 17, 2026, relating to the financial statements of Viking Acquisition Corp I as of December 31, 2025 and for the period from July 24, 2025 (Inception) through December 31, 2025, which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

October 13, 2026